Exhibit 23.1 -- Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Spartan Motors, Inc. Stock Option and Restricted Stock Plan of 2003 of our report dated January 31, 2003, with respect to the consolidated financial statements and schedule of Spartan Motors, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Grand Rapids, Michigan
January 13, 2004